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                                                                     EXHIBIT 3.4

                                   CERTIFICATE

                                       OF

                                  INCORPORATION

                                       OF

                              IMCO ACQUISITION INC.

         First:            The name of the Corporation is "IMCO Acquisition
Inc."

         Second:           The address of the registered office of the
Corporation in the State of Delaware is National Registered Agents, Inc., 9 East Loockerman Street, in the City of Dover, County of Kent.

         Third:            The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         Fourth:           The total number of shares of stock which the
Corporation shall have authority to issue is 1,000 shares of Common Stock, $0.01 par value.

         Fifth:            From time to time the Corporation may issue its
authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

         No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

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         Sixth:            The name and the mailing address of the incorporator
is:

            Name                              Mailing Address
            Jeffrey S. Mecom                  5215 North O' Connor Blvd.
                                              Suite 940
                                              Central Tower at Williams Square
                                              Irving, Texas 75039

         Seventh:          The number of directors shall be fixed by the bylaws
of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be two (2). The names and addresses of those who are to serve as directors until the first annual meeting of stockholders, or until their successors be elected and qualified, are as follows:

            Name                              Mailing Address
            Don V. Ingram                     5215 North O' Connor Blvd.
                                              Suite 940
                                              Central Tower at Williams Square
                                              Irving, Texas 75039

            Frank H. Romanelli                5215 North O' Connor Blvd.
                                              Suite 940
                                              Central Tower at Williams Square
                                              Irving, Texas 75039

         Eighth:           In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized:

                  (1) To make, alter or repeal the bylaws of the Corporation; and

                  (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation; and

                  (3) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created; and

                                       2
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                  (4)      By a majority of the whole Board of Directors, to
                  designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or-in the bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, the bylaws may provide that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member; and

                  (5) When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including securities of any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the Corporation.

                  Ninth:       Whenever a compromise or arrangement is proposed
between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                  Tenth:       Meetings of stockholders may be held within or
without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

                  Eleventh:    The Corporation is to have perpetual existence.

                  Twelfth:     The Corporation reserves the right to amend,
alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                  Thirteenth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of

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

the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                  THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of December, 1996.

                                                 /s/ Jeffrey S. Mecom
                                                 -------------------------------
                                                 Jeffrey S. Mecom, Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              IMCO ACQUISITION INC.

         Pursuant to Section 242 of the Delaware General Corporation Law (the "DGCL"), IMCO Acquisition Inc., a Delaware corporation (the "COMPANY"), for purposes of amending its Certificate of Incorporation, DOES HEREBY CERTIFY AS
FOLLOWS:

         FIRST, that the Company's Certificate of Incorporation is amended by deleting in its entirety existing Article First and replacing therefor:

         "First: The name of the Corporation is "IMCO Recycling of Coldwater
Inc."

         SECOND, that this Certificate of Amendment of the Company's Certificate of Incorporation has been duly adopted by the Board of Directors of the Company in accordance with the provisions of Section 242 of the DGCL and has been approved by the written consent of the sole shareholder, in accordance with the provisions of Section 228 of the DGCL.

                                      *****

         IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Company does execute this Certificate of Amendment, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand as of October 28, 1997

                                         IMCO ACQUISITION INC.
                                         (to be renamed herewith
                                         IMCO RECYCLING OF COLDWATER INC.)

                                         By: /s/ JAMES B. WALBURG
                                             -----------------------------------
                                         Name: JAMES B. WALBURG
                                         Title: VICE PRESIDENT AND TREASURER

                              CERTIFICATE OF MERGER
                                       OF
                              ALCHEM ALUMINUM, INC.
                                  WITH AND INTO
                        IMCO RECYCLING OF COLDWATER INC.

         The undersigned corporations, under and by virtue of Section 252 of the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                                             STATE OF
           NAME                           INCORPORATION
-------------------------------           --------------
Alchem Aluminum, Inc.                        Indiana
IMCO Recycling of Coldwater Inc.             Delaware

SECOND: That an Agreement and Plan of Merger between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: That IMCO Recycling of Coldwater Inc., a Delaware corporation, shall be the surviving corporation.

FOURTH: That the Certificate of Incorporation of IMCO Recycling of Coldwater Inc., the surviving corporation, shall be amended by deleting in its entirety existing Article First and replacing therefor:

         "First: The name of the Corporation is Alchem Aluminum, Inc."

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 5215 North O'Connor Blvd., Suite 940, Central Tower at Williams Square, Irving, Texas 75039.

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of Alchem Aluminum, Inc. consists of 15,000 common shares, no par value per share, comprised of Series A, voting, and Series B, nonvoting.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Merger as of November 14, 1997.

                                         IMCO RECYCLING OF COLDWATER INC.

                                         By: /s/ JAMES B. WALBURG
                                             -----------------------------------
                                         Name: JAMES B. WALBURG
                                         Title: VICE PRESIDENT

                                         ALCHEM ALUMINUM, INC.

                                         By: /s/ William Warshawer
                                             -----------------------------------
                                         Name: William Warshawer
                                         Title: CEO

                            CERTIFICATE OF CHANGE OF

                    REGISTERED AGENT AND REGISTERED OFFICE OF

                              ALCHEM ALUMINUM, INC.

         The Board of Directors of Alchem Aluminum, Inc. (the "Corporation"), a Delaware corporation, on the 24th day of February, 1998, does hereby resolve and order that the location of the registered Office of this Corporation within this State be, and the same hereby is, 30 Old Rudnick Lane, Suite 100, Dover, County of Kent, Zip Code 19901.

         The Board of Directors does hereby further resolve that the name of the Registered Agent therein and in charge thereof upon whom Process against the Corporation may be served, is LEXIS Document Services Inc., a Delaware corporation, and the undersigned does hereby certify that the foregoing is a true copy of resolutions adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, the Board of Directors of the Corporation has caused this Certificate to be signed by its Vice President and attested by its Secretary, this 24th day of February, 1998.

                                         By: /s/ James B. Walburg
                                             -----------------------------------
                                         Name: James B. Walburg
                                         Title: Vice President

ATTEST: /s/ Robert R. Holian
        ------------------------
        Name: Robert R. Holian
        Title: Secretary